PROMISSORY NOTE

Initial Advance - $8,000.00
Dallas, Texas
February 27, 2007

FOR VALUE RECEIVED, the undersigned, Mesa Energy, Inc., with an address of 5220 Spring Valley Road, Suite 525, Dallas, TX 75254 ("Maker"), unconditionally promises to pay to the order of Randy M. Griffin, 4021 Mildenhall Drive, Plano, TX 75093 or at such other place as may be designated in writing by the holder, principal in the amount of $8,000.00 or the total of all advances made hereunder, together with interest on the unpaid principal balance at the rate of 6.00 percent per annum, said interest to accrue from the date of each advance made hereunder.

Principal and accrued interest shall be payable in a lump sum on or before March 31, 2009. All payments under this Note shall be in lawful money of the United States.

In no event shall the interest and other charges in the nature of interest hereunder, if any, exceed the maximum amount of interest permitted by law. Any amount collected in excess of the maximum legal rate shall be applied to reduce the principal balance.

All payments under this Note shall be applied first to late fees and costs, if any, second to interest then due, if any, and the balance to principal.

The Maker agrees to pay to the holder all costs, expenses and reasonable attorney's fees incurred in the collection of sums due hereunder, whether through legal proceedings or otherwise, to the extent permitted by law. This Note may be prepaid at any time, in whole or in part, without penalty or premium.

If any payment hereunder is not paid within 30 days of the date the same is due, the Maker shall pay to the holder a late charge equal to $25.00 liquidated damages, and not as a penalty.

After the maturity of this Note, or upon any default, this Note shall bear interest at the rate of 8.00 percent per annum, at the option of the holder.

At the option of the holder, this entire Note shall become immediately due and payable, without demand or notice, upon the occurrence of any one of the following events:

(a) failure of the Maker to pay any installment hereunder when due, which shall continue for 30 days;

(b) any misrepresentation or omission of or on behalf of Maker made to the holder in connection with this loan;

(c) insolvency or failure of Maker or any guarantor to generally pay its debts as they become due;

(d) assignment for the benefit of creditors of, or appointment of a receiver or other officer for, all or any part of Maker's or any guarantor's property;

(e) adjudication of bankruptcy, or filing of a petition under any bankruptcy or debtor's relief law by or against Maker or any guarantor;

The Maker expressly waives presentment, demand, notice, protest, and all other demands and notices in connection with this Note. No renewal or extension of this Note will release the liability of Maker.

Failure of the holder to exercise any right or option shall not constitute a waiver, nor shall it be a bar to the exercise of any right or option at any future time.

If any provision of this Note shall be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

This Note shall be governed by the laws of Texas.

IN WITNESS WHEREOF, this Promissory Note is executed on the day and year first above written.

MAKER: Mesa Energy, Inc.

By: ______________________
Randy M. Griffin, CEO

AMENDMENT AND EXTENSION TO PROMISSORY NOTE

This document shall serve as an Amendment and Extension to that certain promissory note dated February 27, 2007 by and between Mesa Energy, Inc., with an address of 5220 Spring Valley Road, Suite 525, Dallas, TX 75254 ("Maker"), and Randy M. Griffin, 4021 Mildenhall Drive, Plano, TX 75093 in the principal amount of $8,000.00 or the total of all advances made hereunder, together with interest on the unpaid principal balance at the rate of 6.00 percent per annum.

The following amendment shall be effective upon execution of this document:

The maturity date is hereby extended to March 31, 2010. All other terms and conditions of the original Promissory Note shall remain in full force and effect.

Dated this 6th day of March, 2009.

MAKER: Mesa Energy, Inc.

By: ______________________
Randy M. Griffin, CEO

HOLDER: Randy M. Griffin

By: ______________________
Randy M. Griffin